                                                                   Exhibit 3.176

                            ARTICLES OF INCORPORATION
                                       OF
                      ROGER D. COPENHAVER, JR., M.D., P.A.

I, the undersigned subscriber to these Articles of Incorporation, a natural person competent to contract and a Doctor of Medicine, licensed or otherwise legally authorized to practice by and within the State of Florida, hereby acting as incorporator for the purpose of forming a Professional Service Corporation for profit by virtue of the provisions of Chapter 621, Florida Statutes, and Chapter 608, Part I and Part II, Florida Statutes, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

                                Corporation Name

The name of this corporation shall be:

                      ROGER D. COPENHAVER, JR., M.D., P.A.

                                   ARTICLE II
                               Nature of Business

The general nature of business and the proposed objects and purposes to be transacted, promoted and carried on by the corporation are to do any and all things hereinafter mentioned as fully and to the same effect and extent as natural persons might or could do under the laws of the State of Florida, viz.,

1. To engage in every aspect of the practice of medicine and all its fields of specialization as are engaged in by Doctors of Medicine in this State.

2. To engage and render the professional service involved only through its officers, agents and employees who are Doctors of Medicine in good standing and duly licensed or otherwise legally authorized within the State of Florida to render the same professional service as this corporation.

3. To invest its funds in real estate, mortgages, stocks, bonds and any other type of investments permitted by law.

4. To own real and personal property necessary for the rendering of the professional services hereby authorized.

5. To engage in no other business other than the rendering of the professional services specified herein.

                                   ARTICLE III

                                  Capital Stock

A. The maximum number of shares of stock that the corporation is authorized to have outstanding at any one time shall be Five Thousand (5,000) shares of common stock with One Dollar ($1.00) per share par value.

B. The consideration to be paid for each share shall be payable in lawful money of the United States of America, or in property, labor or services which, in the judgment of the Board of Directors of this corporation, shall be of the valuation equivalent to the value of the stock to be issued.

C. Shares of the corporation's stock and certificates therefor shall be issued only to Doctors of Medicine in good standing and duly licensed or otherwise legally authorized within the State of Florida to render the same professional service as this corporation.

                                   ARTICLE IV

                                 Initial Capital

The amount of capital with which this corporation shall begin business shall be not less than the sum of Five Hundred Dollars ($500.00).

                                    ARTICLE V

                                Term of Existence

This corporation shall have perpetual existence.

                                   ARTICLE VI

                    Corporation Address and Registered Agent

The initial principal office of this corporation shall be located in the City of Bradenton, County of Manatee, State of Florida, and the initial post office address of the principal office of this corporation shall be 3611 N. Howard Ave., Apt. C-105, Tampa, Florida. The initial Registered Agent is Roger D. Copenhaver, Jr., M.D., 3611 North Howard Avenue, Tampa, Florida.

                                   ARTICLE VII

                           Informal Shareholder Action

Any action of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all the persons who would be entitled to vote upon such action at a meeting and filed with the secretary of the corporation as part of the corporate records.

                                  ARTICLE VIII

                            Stock Transfer Agreements

A. If all, or any, of the shareholders or subscribers to stock of the corporation shall enter into any agreement between themselves or with the corporation or third persons, abridging, limiting, restricting or changing the rights or interest of any one or more of the shareholders or subscribers to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of the corporation, any and all of the stocks of the corporation held by them and if a copy of the agreement is filed with the corporation, all certificates of shares subject to such agreement or restriction shall have a reference thereto endorsed thereon by an officer of the corporation and such stock shall not thereafter be transferred on the books of the corporation except in accordance with the terms and provisions of the agreement. If the agreement so provides, the certificates of stock shall be registered so that shares standing in the name of any person as pledgee, trustee, or other fiduciary may be voted, in person or by proxy, and without proof of authority.

B. Provided, however, any such agreement shall be subject to the requirements of Florida Statute 621, and no stockholder may sell or transfer any of such stockholder's shares of stock in this corporation except to another individual who is, under the provisions of Florida Statute 621, eligible to be a stockholder of this corporation.

                                   ARTICLE IX

                               Pre-emptive Rights

Each shareholder of this corporation shall have the first right to purchase shares (and securities convertible into shares) of any class, kind or series of stock in this corporation that may from time to time be issued (whether or not presently authorized), including shares from the treasury of this corporation, in the ratio that the number of shares he holds at the time of issue bears to the total number of shares outstanding exclusive of treasury shares. Such right extends to stock issued for cash, services, property, discharge from debt, or any other consideration. This right shall be deemed waived by any shareholder who does not exercise it and pay for he shares pre-empted within thirty (30) days of receipt of a notice in writing from the corporation stating the prices, terms and conditions of the issue of shares and inviting him to exercise his pre-emptive rights. This right may also be waived by affirmative written waiver submitted by the shareholder to the corporation within thirty (30) days of receipt of notice from the corporation.

                                    ARTICLE X

                               Inspection of Books

Each shareholder shall have the unqualified right and privilege to examine all corporate books, records and correspondence. This privilege of examination is conditioned by the provision that the shareholder agrees to indemnify the corporation for losses suffered by improper disclosure of information obtained in the course of such inspection. The shareholder may not delegate the right of inspection.

                                   ARTICLE XI

                                    Directors

A. Selection and Replacement

1. The business of the corporation shall be managed initially by a Board of three (3) Directors. The number of Directors may be, as provided for by By-Laws adopted by the stockholders, increased or decreased, but shall never be less than three (3) Directors.

2. In any election of Directors by the stockholders, each stockholder of record shall have the right to cumulate his shares and to give one candidate as many votes as the number of Directors to be elected multiplied by the number of shares equals, or to distribute them on the same principal among as many candidates as he sees fit; provided, however, that notice shall be given by any shareholder to the President, or a Vice President, of the corporation not less than twenty-four (24) hours before the time fixed for the holding of the meeting for the election of Directors that he intends to accumulate his votes at such election. This right to vote cumulatively shall not be further restricted or qualified by any provision in the By-Laws of the corporation.

3. Except as provided in Article XIX.B, any vacancy on the Board of Directors shall be filled by the stockholders at regular or special meeting called for that purpose. A shareholder removed as a Director for cause shall not be entitled to vote to fill his own vacancy by voting for himself without prior approval secured by the affirmative vote of 100% of the outstanding shares of all classes of stock entitled to vote, exclusive of his own shares of stock.

B. Director Meetings

The presence of a majority of the Board shall be necessary at any meeting to constitute a quorum to transact business. No action shall be taken at a meeting of the Board except by majority vote of the members of the Board present at the meeting. In lieu of acting at a meeting, the Board may act without a meeting provided that written consent to the action in question is signed by all the Directors and filed with the minutes of the Board before or after the action in question is taken.

C. Executive Committee

The Directors may annually appoint from among themselves two Directors who shall serve as an Executive Committee and said Committee shall have the full powers of the Board of Directors when said Board is not in session to transact the ordinary business of the corporation. By way of illustration, the ordinary, business of this corporation shall not include the employment of the officers, the determination of their duties, their compensation or their dismissal (whether in the capacity of an officer, or in some other additional capacity), the formation and installation of profit sharing forms of compensation, the declaration of dividends, the issuance of stock, the borrowing of funds or establishing lines of credit for the corporation, the bringing of suits, or the amendment of by-laws, or the exercise of option arrangements under the provision of any agreement permitting the corporation to purchase stock of this or another corporation.

The requirements of notice and quorum and informal action by written consent, which apply to the Board of Directors apply to the Executive Committee.

                                   ARTICLE XII

                               Partly Paid Shares

The Board of Directors may by resolution authorize the issue of the whole or of any part of the shares of stock of the corporation as partly paid, subject to the provisions of Florida Statutes, Chapter 608.16, subparagraphs 1 and 2, or any successors thereto.

                                  ARTICLE XIII

                              Interested Directors

A. No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, as of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purposes.

1. If the fact of such common directorship, officership or financial interest is disclosed or known to the board or committee, and the board or committee approves such contract or transaction by vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or

2. If such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

3. If the contract or transaction is fair and reasonable as to the corporation at the time it is approved by the board, a committee or the shareholders.

B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

C. The Board shall have authority to fix the compensation of Directors for services in any capacity.

                                   ARTICLE XIV

                          Long-Term Employment Contract

The Board of Directors may authorize the corporation to enter into employment contracts with any executive officer for periods longer than one year, and any charter or by-law provision for annual election shall be without prejudice to the contract rights, if any, of any executive officer under such contracts.

                                   ARTICLE XV

                     Director Reliance on Corporate Records

A Director shall not be liable for dividends illegally declared, distributions illegally made to shareholders, or any other action taken in reliance in good faith upon financial statements of the corporation represented to him to be correct by the President of the corporation or the officer having charge of the books of account, or certified by an independent or certified accountant to clearly reflect the financial condition of the corporation; nor shall he be liable if in good faith in determining the amount available for dividends or distribution he considers the assets to be of ample value.

                                   ARTICLE XVI

                                Initial Directors

The names and post office addresses of the three members of the first Board of Directors are as follows:

NAME                             ADDRESS
----                             -------
Roger D. Copenhaver, Jr., M.D.   3611 N. Howard Avenue
                                 Apartment C-l05
                                 Tampa, Florida

Kirby Blankenship, M.D.          C/O Tampa General Hospital
                                 Tampa, Florida

Howard Franklin, M.D.            C/O Tampa General Hospital
                                 Tampa, Florida

                                  ARTICLE XVII

                                   Subscribers

The name and post office address of the subscriber to these Articles of Incorporation is as follows:

NAME                             ADDRESS
----                             -------
Roger D. Copenhaver, Jr., M.D.   3611 N. Howard Avenue
                                 Apartment C-105
                                 Tampa, Florida

The subscriber certifies that the proceeds of the stock subscribed for will not be less than the amount of capital with which the corporation will begin business as set forth in Article IV hereinabove.

                                  ARTICLE XVIII

                     Severance and Termination of Employment

If any officer, director, stockholder, agent or employee of this corporation who has been rendering professional medical services to the public:

1. For any reason ceases to be an active member of the medical profession in good standing and duly licensed or otherwise legally authorized within the State of Florida to render the same professional services as this corporation, or;

2. Is elected to a public office or accepts employment that, pursuant to law, places restrictions or limitations upon his continued rendering of professional services as a Doctor of Medicine then, in any such event, such person's office and/or employment with and/or financial interest in this corporation shall cease forthwith; subject, however, to the provisions of Article XIX.B, dealing with "Amendments". Should any amendment be effected which changes the nature and purpose of this corporation so that the restrictions of Florida Statute 621 do not apply, then the restriction of this Article shall not thereafter apply; provided, however, that until such amendment is effected, such person shall render no professional services, shall hold no office, shall not serve on the Board of this corporation, and shall have no financial interest in this corporation except to receive payment for any stock owned and any other amounts that are lawfully due and owing by the corporation.

                                   ARTICLE XIX

                                   Amendments

A. These Articles of Incorporation may be amended in the manner provided by law. Each amendment shall be approved by the Board of Directors and proposed by them to the stockholders, and approved at a Stockholders' Meeting unless all the Directors and all the stockholders sign a written statement manifesting their intention that a certain amendment to these Articles of Incorporation be made. All rights conferred on stockholders herein are granted subject to this reservation.

B. In the event the ownership of shares of this corporation shall be in any person, trust, corporation, estate or partnership who is not qualified to own such shares under the provisions of Chapter 621, Florida Statutes, and there has been no voluntary transfer of stock contrary to Article VIII.B, or to law, the Board of Directors and shareholders shall have the power to amend these Articles of Incorporation in the manner and method prescribed in subparagraph A. of this Article to effect a change in the nature and purpose of the business authorized by these Articles of Incorporation so that this corporation shall have the power to conduct any business authorized by Chapter 608, Florida Statutes. If there is a vacancy on the Board of Directors at or after the occurrence of the event referred to in this subparagraph, that vacancy shall be filled by the remaining Board of Directors until this amendment is complete and effective, or until such ownership of shares no longer exists. No stockholder shall be ineligible to vote on any such amendment merely because he is an ineligible shareholder under Florida Statute 621; but he shall have no other voting right.

                                   ARTICLE XX

                      Rights of Stockholder Whose Interest
                         Terminates Under Article XVIII

If any shareholder of this corporation be required to terminate his financial interest in this corporation because of the application of Article XVIII, or the application of Chapter 621, Florida Statutes and should these Articles not be amended as provided in Article XIXB, the financial interest of such shareholder shall terminate immediately and automatically except to receive payment for such stock in this corporation as may be owned by him, and any other amounts that are lawfully due and owing to him by the corporation; and such shares of stock shall not be entitled to dividends, or stock rights of any kind. Such stock shall be forthwith transferred, sold, purchased, pledged or redeemed at such price or value and under such terms as shall be authorized or set forth in the By-Laws or Shareholders' Agreement, if any, and if not, by mutual agreement or, if no such agreement can be reached, then by arbitration as provided in Article XXI, dealing with "Arbitration".

                                   ARTICLE XXI

                                    Deadlock

A. Should deadlock, dispute or controversy arise among the shareholders or Directors of the corporation in regard to matters of management and company policy or matters arising under the provisions of this Charter and should the shareholders, by using their legal power and influence as shareholders, be unable to resolve such deadlock, dispute or controversy, the matter shall be submitted by the shareholders to arbitration.

B. Should the shareholders be unable to agree as to the scope of this provision or the application of this provision to the deadlock, dispute or controversy at issue, the scope and applicability of this provision shall be determined by the arbitrator.

C. The arbitrator shall be Richard O. Jacobs, St. Petersburg, Florida. The shareholders shall reserve the right to replace the arbitrator by unanimous vote of the shares outstanding and entitled to vote.

D. Should the shareholders be unable to unanimously elect a successor arbitrator, the deadlock, dispute or controversy shall be submitted to the American Arbitration Association at its nearest office, in accordance with its rules.

E. The decision of the arbitrator shall be final and binding upon all shareholders. The shareholders shall vote their shares as the arbitrator shall direct.

F. To enforce these provisions, the arbitrator may obtain an injunction from a court having jurisdiction to direct the shareholder to vote as the arbitrator has determined.

G. After arbitration and settlement, should matters in controversy continue to arise, the arbitrator shall determine when arbitration shall no longer reasonably resolve the deadlock, dispute or controversy. Upon the making of such a determination by the arbitrator, the objecting shareholder shall offer for sale, first to the corporation and then to the remaining shareholders, his stock interest in the corporation upon the terms of sale and methods of valuation of any buy and sell or option-purchase agreement to which the shareholders and the corporation shall then be a party. Should there be no valid agreement then in effect, the terms of sale and valuation of stock shall be determined by mutual agreement of the parties; however, should they be unable to agree, the terms of sale and valuation of stock shall be determined by the arbitrator.

H. The corporation and the remaining shareholders shall each have sixty (60) days to exercise their option. Should the corporation or remaining shareholders refuse to exercise their option to purchase the shares of the objecting shareholder, the shareholders, upon the written demand of the objecting shareholder, shall unanimously vote to voluntarily dissolve the corporation. Should a shareholder refuse to vote his stock in this manner, the arbitrator may obtain an injunction from a court with jurisdiction to direct the shareholder to so vote.

IN WITNESS WHEREOF, I, the undersigned subscribing incorporator, have hereunto set my hand and seal this 19 day of January, 1970, for the purpose of forming this corporation under the laws of the State of Florida, and I hereby make, subscribe, acknowledge and file in the Office of the Secretary of State of Florida these Articles of Incorporation and certify that the facts herein stated are true.


/s/ Roger D. Copenhaver, Jr., M.D.   (SEAL)
----------------------------------
ROGER D. COPENHAVER, JR., M.D.

STATE OF FLORIDA         )

COUNTY OP HILLSBOROUGH   )

Before me, personally appeared this day ROGER D. COPENHAVER, JR., M.D., the party to the foregoing Articles of Incorporation, to me well known and known to be the individual described in and who executed the foregoing Articles of Incorporation and he acknowledged before me that he made, subscribed and acknowledged the foregoing as his voluntary act and deed and that the facts set forth therein are true and correct.

WITNESS my hand and official seal in St. Petersburg, Pinellas County, Florida, this 19 day of January, l970.


/s/ X
-------------------------------------
NOTARY PUBLIC

My commission expires:  Sept. 15, 1973

                           CERTIFICATE OF AMENDMENT OF
                          THE ARTICLES OF INCORPORATION

ROGER D. COPENHAVER, JR., M.D., P.A., a Florida corporation, under its corporate seal and hands of the President and Secretary, hereby certifies that:

                                        I

The Board of Directors and Stockholders of said corporation at a joint meeting called and held on December 9, 1971, adopted the following Resolutions by a majority vote:

RESOLVED, that Article I of the Articles of Incorporation of ROGER D. COPENHAVER, JR., M.D., be amended to read as follows:

                                    ARTICLE I

                                 CORPORATE NAME

The name of the corporation shall be COPENHAVER, DECKER & BELL, M.D.'S, P.A.

FURTHER RESOLVED, that the change in corporate name shall be effective February 4,1972, and be it

FURTHER RESOLVED, that the proper officers of the corporation be and the same hereby are directed and authorized to execute any and all documents necessary to effectuate the above resolutions.

                                       II

The above resolutions were adopted by a majority vote of the Board of Directors and a majority vote of all the Stockholders of the corporation at said joint meeting held on December 9, 1971.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 20 day of December, 1971.

                                        ROGER D. COPENHAVER, JR.,
                                        M.D., P.A., a Florida
ATTEST:                                 corporation


/s/ Thomas Decker M.D.                  By Roger D. Copenhaver, Jr., M.D.
-------------------------------------      -------------------------------------
THOMAS DECKER, Secretary                   ROGER D. COPENHAVER, JR.
                                           President

(Corporate Seal)

STATE OF FLORIDA

COUNTY OF PINELLAS

Before me personally appeared ROGER D. COPENHAVER, JR. and THOMAS DECKER, President and Secretary, respectively, of ROGER D. COPENHAVER, JR., M.D., P.A., to me well known and known to me to be the persons described in and who executed the foregoing instrument and acknowledged to and before me that they executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal at Clearwater, Pinellas County, Florida, this 30 day of December, 1971.


/s/ X
-------------------------------------
Notary Public

My Commission Expires:
April 10, 1973

                            CERTIFICATE OF AMENDMENT

                       OF THE ARTICLES OF INCORPORATION OF

                     COPENHAVER, DECKER & BELL, M.D.'s, P.A.

The above-named Florida corporation, under its corporate seal and hands of the President and Secretary, hereby certifies that:

                                        I

The Board of Directors and Stockholders of said corporation at a joint meeting called and held on the 11th day of May, 1978, adopted the following resolutions by a majority vote:

RESOLVED, that the Certificate of Incorporation and the Articles of Incorporation be amended in the following particulars:

Article I, corporation name, be amended to read as follows:

                                   "ARTICLE I

The name of the corporation shall be:

                   COPENHAVER, BELL & ASSOCIATES, M.D.'s, P.A.

FURTHER RESOLVED, that the President and Secretary of the corporation be, and they hereby are, directed to file a Certificate with the Secretary of State, Corporate Division, State of Florida, to effectuate the amendment.

                                       II

The above resolutions were adopted by a majority vote of the Board of Directors and a majority vote of all the Stockholders of the corporation at said joint meeting held on the 11th day of May, 1978.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 24th day of May, 1978.

ATTEST:                                 COPENHAVER, DECKER & BELL, MD.'s, P.A.


/s/ Frederick C. Wurtzel                By: /s/ Roger D. Copenhaver, Jr.
-------------------------------------       ------------------------------------
Secretary                                   President

FREDERICK C. WURTZEL                        ROGER D. COPENHAVER

STATE OF FLORIDA
COUNTY OF PINELLAS

The foregoing was acknowledged before me this 24th day of May, 1978, by the above-named President and Secretary of said corporation.

Witness my hand and seal this 24th day of May, 1978, in the above state and county last aforesaid.


/s/ X
-------------------------------------
NOTARY PUBLIC

My Commission expires:

                              ARTICLES OF AMENDMENT
                                       OF
                   COPENHAVER, BELL & ASSOCIATES, M.D.'S, P.A.

The undersigned corporation, in accordance with the Florida General Corporation Act, the Professional Service Corporation Act and its Bylaws, hereby amends its Articles of Incorporation in its entirety and hereby adopts the following Amended Articles of Incorporation:

                                    ARTICLE I

                                      NAME

The name of this corporation is Copenhaver, Bell & Associates, M.D.'s, Inc.

                                   ARTICLE II

                                    DURATION

This corporation shall exist perpetually.

                                   ARTICLE III

                                    PURPOSES

This corporation may engage in any activity or business permitted under the laws of the United States of America and of this State.

                                   ARTICLE IV

                                  CAPITAL STOCK

This corporation is authorized to issue Five Thousand (5,000) shares of One Dollar ($1.00) par value common stock.

                                    ARTICLE V

                     REGISTERED OFFICE AND REGISTERED AGENT

The name of the Registered bent of this corporation and the street address of the Registered Office are Roger D. Copenhaver, Jr., M.D., 1421 Court Street, Suite A, Clearwater, Florida 34616.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

This corporation shall have four (4) directors. The number of directors may be either increased or decreased from time to time as provided in the Bylaws, but shall never be less than one (1). The names and addresses of the directors of this corporation are Roger D. Copenhaver, Jr., M.D., John W. Bell, M.D., Terry.
R. Meadows, M.D. and Frank Pidala, M.D., 1421 Court Street, Suite A, Clearwater, FL 34616.

                                   ARTICLE VII

                                  INCORPORATOR

The name and address of the Incorporator of this Corporation were Roger D. Copenhaver, Jr., M.D., 1421 Court Street, Suite A, Clearwater, FL 34616.

                                  ARTICLE VIII

                                    AMENDMENT

This corporation reserves the right to amend or repeal provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                                   ARTICLE IX

                                     BYLAWS

The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

                                    ARTICLE X

                           INFORMAL SHAREHOLDER ACTION

The holders of not less than a majority of the issued and outstanding shares of the voting stock of the corporation may act by written agreement without a meeting, as provided in Florida Statutes 607.394 and the Bylaws.

The Amended Articles of Incorporation have been adopted by written action of the Directors and shareholders of the Corporation pursuant to Section 607.181(3), Florida Statutes.

A copy of such Written Action follows these Amended Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed these Amended Articles of Incorporation this 12 day of DEC, 1996.

                                        Copenhaver, Bell & Associates,
                                        M.D.'s, P.A.

(CORPORATE SEAL)


                                        By: /s/ John W. Bell
                                            ------------------------------------
                                            John W. Bell, M.D., President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   COPENHAVER, BELL & ASSOCIATES, M.D.'S, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: The name of the corporation is Copenhaver, Bell & Associates, M.D.'s,
Inc.

SECOND: Article I of the Articles of Incorporation is hereby amended to change the name of the corporation and shall read in its entirety as follows:

                                    ARTICLE I

                                      NAME

The name of this corporation is EmCare of Florida, Inc.

THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

FOURTH: The date on which the amendment was adopted: April 10, 1998.

FIFTH: The amendment was approved by the written consent in lieu of special meeting of the sole shareholder.

Signed this 10th day of April, 1998.

                                        COPENHAVER, BELL & ASSOCIATES, M.D.'S,
                                        INC.


                                        By: /s/ William F. Miller, III
                                            ------------------------------------
                                            William F. Miller, III,
                                            Vice President